EXHIBIT 10.24

Ching Liu

June 29, 2023

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Attn: Stephen Brown, CFO

                        Re: Cash payment due on exchange of shares of restricted stock

Ladies and Gentlemen:

            Reference is made to the agreement dated March 27, 2019, pursuant to which I exchanged 998,676 shares of common stock, par value $0.001 per share (“Common Stock”), of SolarMax Technology, Inc., a Nevada corporation (the “Company”) represented by a Stock Grant for (i) an option to purchase 1,058,098 shares of Common Stock and (ii) a cash payment of $500,000 which was to have been paid by December 15, 2019 and which date was extended to December 31, 2023. This letter will confirm my prior advice to you that I agree that the date by which the cash payment is to be made to me has been extended to the earlier of December 31, 2023 or three business days after the completion of the Company’s initial public offering.  The number of shares in this letter reflect the 0.59445-for-one reverse stock split effective July 15, 2022.

                                                                                                Very truly yours,

                                                                                               /s/ Ching Liu

                                                                                               Ching Liu

AGREED TO:

SOLARMAX TECHNOLOGY, INC.

By:  /s/ Stephen Brown

       Stephen Brown, CFO